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                                                                   EXHIBIT 10.19
                            [NationsBank Letterhead]

                                November 9, 1998




Simcala, Inc.
P.O. Box 68
Mt. Meigs, Alabama  36057-0068

Attn:  Chief Financial Officers

         RE: Credit Agreement dated as of March 31, 1998 (the "Credit Agreement") among Simcala, Inc., the other Credit Parties party thereto, the Lenders party thereto and NationsBank, N.A., as Agent

Gentlemen:

Reference is made to the Credit Agreement described above, the defined terms of which are incorporated herein by reference.

You have requested that the Consolidated Net Worth covenant appearing in Section 7.11(c) of the Credit Agreement be amended for the fiscal quarter ending September 30, 1998.

Accordingly, on behalf of all of the Lenders, we hereby agree with you to amend and restate Section 7.11(c) of the Credit Agreement in its entirety to read as follows:

                  (c) Consolidated Net Worth. As of the last day of each fiscal quarter of the Credit Parties, the Consolidated Net Worth of the Borrower shall be greater than or equal to $18,000,000, increased on a cumulative basis as of the end of each fiscal quarter of the Credit Parties, commencing with the fiscal quarter ending June 30, 1998 by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended; provided, however, that Consolidated Net Worth for the fiscal quarter ended September 30, 1998 shall be greater than or equal to $17,300,000.

This amendment shall become effective upon execution of this letter by the parties hereto and the payment by the Borrower to the Agent, for the benefit of the Lenders, of an amendment fee in the amount of $10,000.


All references in the Credit Agreement and the other Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended hereby.


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Except as modified hereby, all of the terms and provisions of the Credit
Agreement and the other Credit Documents shall remain in full force and effect.

This letter agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

This letter agreement may be executed in one or more counterparts, each of which constitute an original, and all of which taken together shall constitute a single document.

                                                     Sincerely,

                                                     NATIONSBANK, N.A.



                                                     By /s/ Curtis D. Lueker
                                                       -------------------------
                                                        Curtis D. Lueker
                                                        Assistant Vice President


ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

SIMCALA, INC.


By   /s/ R. Myles Cowan
  -------------------------------
Title:     CFO


ACKNOWLEDGED AND CONSENTED TO AS OF THE DATE FIRST ABOVE WRITTEN:

SIMCALA HOLDINGS, INC.


By   /s/ William A. Davies
  -------------------------------
Title:     Director

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